UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vuzix Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3392453 (I.R.S. Employer identification No.)

25 Hendrix Road

West Henrietta, New York 14586

(Address of principal executive offices) (Zip Code)

Vuzix Corporation 2023 Equity Incentive Plan

(Full title of the plan)

Paul Travers

Chief Executive Officer

Vuzix Corporation

25 Hendrix Road

West Henrietta, New York 14586

(Name and address of agent for service)

585-359-5900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.            Plan Information.

Vuzix Corporation will provide each participant (the “Recipient”) with documents that contain information related to the Vuzix 2023 Equity Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Vuzix Corporation

25 Hendrix Road

West Henrietta, New York 14586

Attention: Corporate Secretary

Telephone: 585-359-5900

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

Vuzix Corporation

4,090,275 Shares of Common Stock

This reoffer prospectus relates to the sale of 4,090,275 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account, consisting of 741,190 shares issued pursuant to our 2023 Equity Incentive Plan, 2,664,562 shares issuable upon exercise of options, and 684,523 shares issuable upon vesting of restricted stock units, or RSUs, issued under our 2023 Equity Incentive Plan. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the Nasdaq Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “VUZI”. The last reported sale price of our common stock on the Nasdaq Capital Market on May 1, 2025, was $1.90 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 7 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2025.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, the “Company,” “we,” “us” and “our” refer to Vuzix Corporation and its wholly-owned subsidiary.

Company Overview

Incorporated in Delaware in 1997, Vuzix Corporation (“Vuzix” or “the Company”) is a leading designer, manufacturer, and marketer of Artificial Intelligence (AI)-powered Smart Glasses, Waveguides, and Augmented Reality (AR) technologies. Our solutions serve the enterprise, medical, defense, security, and select consumer markets, offering cutting-edge wearable computing and display technologies that enhance productivity and operational efficiency.

Our product lineup includes near-eye displays (NEDs), heads-up displays (HUDs), and wearable computing devices that provide users with a high-quality, portable viewing experience. These smart display systems—worn like eyeglasses or attached to a head-mounted frame—typically include cameras, sensors, and onboard computing that allow users to view, record, and interact with video and digital content, including internet-based applications, cloud-based AI assistants, and real-time AR overlays. Our proprietary waveguide optics and display engines, which can power both Vuzix-branded Smart Glasses and third-party Original Design Manufacturers (“ODM”) and Original Equipment Manufacturers (“OEM”) devices, set us apart in the AR industry.

Historically, most AR and AI-enabled wearable displays have been bulky, goggle-like headsets that limit widespread adoption. Vuzix has developed thin, fully see-through waveguides that integrate miniature display engines into the temples of the glasses, significantly reducing weight and form factor. Our Smart Glasses are designed for all-day use, with some models compact enough to fit in a pocket or purse. Unlike many competing products, Vuzix Smart Glasses require no external cabling or tethering to a separate computing device or battery pack.

Our waveguide optics and display engines offer key advantages over other see-through wearable displays and traditional optics that occlude the wearer’s view, including:

•	Higher contrast and brightness, making them ideal for outdoor and enterprise use.

•	Greater power efficiency, extending battery life for all-day operation.

•	Lightweight and compact design, enhancing comfort and usability.

•	Seamless prescription lens integration, allowing our Smart Glasses to maintain the look and feel of conventional eyewear.

•	Advanced eye-glow reduction technology, minimizing unwanted forward light leakage—a major concern in the industry.

Beyond developing and selling our own Vuzix-branded Smart Glasses, we are expanding our business model to provide custom optical display solutions and engineering services for ODMs and OEMs. These customers can leverage our waveguide technology to develop fully integrated AR-enabled wearable displays for commercial, industrial, defense, and consumer applications.

Our in-house waveguide manufacturing capabilities can provide a turnkey production platform for companies looking to integrate AR technology into their branded products. This ODM/OEM strategy positions Vuzix as a leading supplier of next-generation AR optics, supporting major technology firms, defense contractors, and consumer electronics brands. Through this strategy, we offer:

•	High-volume, cost-effective waveguide production for ODM/OEM customers.

•	Customizable display engine and waveguide solutions tailored to unique partner requirements.
•	White-labeled AI/AR Smart Glasses reference designs that ODMs and OEMs can brand and commercialize.

•	Our proprietary waveguide manufacturing processes ensure scalability and cost efficiency, allowing us to produce high-performance optics at market-competitive prices.

Vuzix has built a strong intellectual property portfolio spanning over 25 years of experience in wearable display technology. This includes patents covering waveguide optics and nano-imprinting techniques, custom micro-display engine designs, and advanced AR computing interfaces, and ergonomic wearable form factors.

We believe our proprietary technology and manufacturing expertise creates a strong competitive advantage, ensuring continued leadership in high-performance AR display solutions.

We believe our compact display engine technologies and waveguide optics are key enablers of next-generation AI and AR-powered Smart Glasses. These technologies are advancing rapidly, allowing us to develop near-eye displays that closely resemble traditional eyeglasses while maintaining cutting-edge computing and interactive capabilities.

Our primary growth opportunities span the following markets and use cases:

•	Enterprise – Hands-free data visualization, workflow optimization, and remote collaboration.

•	Medical – Surgical assistance, telemedicine, and augmented patient care.

•	Defense & Security – Situational awareness, training, and mission-critical AR applications.

•	Consumer Electronics – AI-driven personal assistants, navigation, and real-time information overlays.

To support these markets, we continue to expand our software ecosystem, working with value-added resellers (VARs), system integrators, and application developers, including Moviynt, our internal software solutions development team. This broad network of partners and enterprise customers enhances our reach and accelerates market adoption of AR-powered Smart Glasses.

Our principal executive offices are located at 25 Hendrix Road, West Henrietta, New York 14586. Our telephone number is (585) 359-5900. We maintain an Internet website at www.vuzix.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

About This Offering

This offering relates to the resale by the selling stockholders of up to 4,090,275 shares of common stock issued or issuable upon exercise of options or vesting of RSUs issued pursuant to grants made pursuant to our 2023 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC. Such risks could materially affect our business, financial condition and future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities At, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	trends in our operating expenses, including personnel costs, research and development expense, sales and marketing expense, and general and administrative expense;

•	the effect of competitors and competition in our markets;

•	our wearable display products and their market acceptance and future potential;

•	our ability to develop, timely introduce, and effectively manage the introduction of new products and services or improve our existing products and services;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to attract and retain customers;

•	our ability to accurately forecast demand and adequately manage inventory;

•	our ability to deliver an adequate supply of product to meet demand;

•	our ability to maintain and promote our brand and expand brand awareness;

•	our ability to detect, prevent, or fix defects in our products;

•	our reliance on third-party suppliers and manufacturers, as well as logistics providers and our limited control over such parties;

•	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

•	our ability to attract and retain highly skilled employees;

•	the impact of foreign currency exchange rates;

•	the impact of further pandemics like COVID-19 on our business and our response to it;

•	the effect of future regulations;

•	general market, political, economic and business conditions.

•	The impact that tariffs could have on the Company’s supply chain; and

•	The Company’s ability to raise the prices on its goods in response to the imposed tariffs and the resulting impact on the demand for its goods if it does raise the prices on its goods.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This offering relates to the resale by the selling stockholders of up to 4,090,275 shares of common stock issued or issuable upon exercise of options or vesting of RSUs issued pursuant to grants made pursuant to our 2023 Equity Incentive Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. Except as otherwise indicated, the selling stockholders are past or present employees, directors or consultants of the Company. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 76,242,415 shares of common stock outstanding on April 28, 2025.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will actually be held by the selling stockholders upon the termination of the offering. Selling stockholders may choose not to sell any of the shares of common stock registered herein.

	Number of Shares Beneficially	Number of Shares Offered (1)				Number of Shares Beneficially	Percentage of Shares Beneficially
Selling Stockholder	Owned Before Offering	Common Stock	Restricted Stock Units(2)	Stock Options	Total Shares Offered	Owned After Offering	Owned After Offering
Abraham Jordan	13,913	-	3,913	10,000	13,913	0	0%
Adam Bull	100,523	20,707	34,191	30,000	84,898	15,625	*
Adam Gogolski	61,702	9,036	17,416	-	26,452	35,250	*
Alexander Davidson	7,011	-	2,261	-	2,261	4,750	*
Ana Rodriguez	7,283	-	1,783	-	1,783	5,500	*
Adalberto Perez Reyes	6,395	6,395	-	-	6,395	0	0%
Andrey Dyakiv	30,886	-	4,565	12,121	16,686	14,200	*
Barry Magenya	20,899	-	2,899	-	2,899	18,000	*
Benjamin Taber	97,573	-	8,079	50,049	58,128	39,445	*
Brent Keller	67,364	33,649	16,215	-	49,864	17,500	*
Brian Degus	40,323	11,293	6,530	-	17,823	22,500	*
Brian Ford	32,994	-	7,994	-	7,994	25,000	*
Brian Mentz	39,662	-	9,662	-	9,662	30,000	*
Britton Holland	31,737	-	11,737	-	11,737	20,000	*
Chelsea Randall	16,814	8,459	5,543	-	14,002	2,812	*
Christian Powell-Byars	26,251	13,534	5,217	-	18,751	7,500	*
Christian Laganga	50,944	25,555	7,389	-	32,944	18,000	*
Christopher Baudouin	14,032	-	4,032	-	4,032	10,000	*
Christopher Cimino	5,598	-	4,348	-	4,348	1,250	*
Chuanhong Zhou	18,849	5,391	8,458	-	13,849	5,000	*
Cody O'Connor	40,120	9,904	6,216	-	16,120	24,000	*
Cory Zorsch	76,741	-	27,406	31,835	59,241	17,500	*
David Alloco	16,997	-	10,435	-	10,435	6,562	*

David Chinnici	19,862	12,721	3,391	-	16,112	3,750	*
David Goodband	2,597	-	2,035	-	2,035	562	*
David Martellock	15,009	4,680	5,674	-	10,354	4,655	*
David Snook	105,103	-	-	105,103	105,103	0	0%
Devrin Talen	65,093	12,741	15,769	-	28,510	36,583	*
Douglas Caswell	90,193	-	31,026	-	31,026	59,167	*
Dwayne Black	221,243	-	77,038	95,455	172,493	48,750	*
Edward Kay(3)	401,023	-	-	175,758	175,758	225,265	*
Edward McGregor	153,563	-	-	98,563	98,563	55,000	*
Elena Yordanova	17,125	-	-	9,625	9,625	7,500	*
Fushimi Kai	7,048	7,048	-	-	7,048	0	0%
Grant Russell(4)	1,493,228	-	-	310,023	310,023	1,183,205	1.5%
Gregory Pillot	34,458	-	-	29,458	29,458	5,000	*
Iris Arroyo	3,659	-	1,659	-	1,659	2,000	*
Iris Cruz	10,416	-	2,815	-	2,815	7,601	*
Jeffrey Lange	77,279	33,184	9,595	-	42,779	34,500	*
Joseph Martin	43,809	-	9,309	-	9,309	34,500	*
Karolina Wojcik	6,681	-	3,244	-	3,244	3,437	*
Katsumi Todo	12,035	6,035	-	-	6,035	6,000	*
Keiichiro Fujii	206,515	-	-	151,515	151,515	55,000	*
Kevin Fosdick	25,742	6,193	9,549	-	15,742	10,000	*
Kevin Lloyd	53,843	-	6,879	-	6,879	46,964	*
Kreag Bradley	19,492	-	9,180	-	9,180	10,312	*
Lei Shi	17,866	-	11,304	-	11,304	6,562	*
Malcolm Davidson	53,866	12,066	6,977	-	19,043	34,823	*
Marianne Campbell	48,180	35,531	6,849	-	42,380	5,800	*
Marisa Battaglini	26,646	15,649	4,122	-	19,771	6,875	*

Mark Pangrazio	5,744	5,744	-	-	5,744	0	0%
Masakazu Kobayashi	30,139	12,508	-	-	12,508	17,631	*
Matthew Margolis	177,789	-	-	129,039	129,039	48,750	*
Michael DaBella	85,068	-	16,848	46,970	63,818	21,250	*
Michael Harlas	53,162	-	20,662	-	20,662	32,500	*
Michael Schutterop	103,741	46,758	18,025	-	64,783	38,958	*
Mitchell Knoebel	25,000	-	8,750	-	8,750	16,250	*
Motohiro Kashiwa	28,824	8,824	-	-	8,824	20,000	*
Mustafa Dohadwala	106,813	64,286	20,652	-	84,938	21,875	*
Noah Woerner	7,144	-	4,957	-	4,957	2,187	*
Patricia Hall	81,950	32,526	15,674	-	48,200	33,750	*
Paul Travers(5)	3,439,481	-	-	624,369	624,369	2,815,112	3.7
Paula Whitten-Doolin(3)	131,326	-	-	40,404	40,404	90,922	*
Peter Jameson(6)	673,528	-	-	361,553	361,553	311,975	*
Philip Matkovsky	47,421	47,421	-	-	47,421	0	0%
Robert Gray	49,987	-	8,001	-	8,001	41,986	*
Robert Orr	289,855	-	68,478	141,273	209,751	80,104	*
Robert Pille	45,864	-	3,193	29,671	32,864	13,000	*
Robert Schultz	77,588	39,671	-	-	39,671	37,917	*
Shane Porzio	110,709	61,458	-	-	61,458	49,251	*
Shaun Crisafulli	9,515	3,679	2,836	-	6,515	3,000	*
ShenFang Cheng	82,104	-	9,637	44,777	54,414	27,690	*
Tatsunori Kamikawa	9,618	4,368	-	-	4,368	5,250	*
Thomas Hasselberg	8,914	-	2,080	-	2,080	6,834	*
Timothy Harned(3)	254,412	39,474	-	-	39,474	214,938	*
Tyler Porter	122,348	52,559	16,885	-	69,444	52,904	*
Warren Russell	187,516	-	16,304	121,212	137,516	50,000	*

Xionix Robles	3,783	-	1,783	-	1,783	2,000	*
Yaji Jayanti	74,670	32,143	20,652	-	52,795	21,875	*
Zachary Smith	42,191	-	6,402	15,789	22,191	20,000	*

* Less than 1%.

(1) Represents shares of common stock, shares underlying options, and shares issuable upon vesting of RSUs, issued under the company’s 2023 Equity Incentive Plan.

(2) 50% of the RSUs will vest December 31, 2025 and 50% of the RSUs will vest December 31, 2026.

(3) The selling stockholder is a director of the Company.

(4) The selling stockholder is the Company’s chief financial officer.

(5) The selling stockholder is the Company’s chief executive officer.

(6) The selling stockholder is the Company’s former chief operating officer.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vuzix Corporation appearing in Vuzix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Freed Maxick P.C., as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, and March 11, 2025;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 26, 2015.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation, as amended, and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, and March 11, 2025;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 26, 2015.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Vuzix Corporation 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on June 21, 2023).
23.1	Consent of Freed Maxick P.C.
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Henrietta, State of New York, on May 2, 2025.

Vuzix Corporation

By:	/s/ Paul Travers
Paul Travers
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Grant Russell
Grant Russell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoint Paul Travers and Grant Russell as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Paul Travers	May 2, 2025
Paul Travers
Chief Executive Officer and Director (principal executive officer)

/s/ Grant Russell	May 2, 2025
Grant Russell
Chief Financial Officer (principal financial and accounting officer)

/s/ Edward Kay	May 2, 2025
Edward Kay
Director

/s/ Timothy Harned	May 2, 2025
Timothy Harned
Director

/s/ Paula Whitten-Doolin	May 2, 2025
Paula Whitten-Doolin
Director